Exhibit 99.1

Aratana Therapeutics Reports First Quarter 2019 Financial Results

Continued revenue growth across portfolio of marketed pet therapeutics

LEAWOOD, Kan., May 8, 2019 — Aratana Therapeutics, Inc. (NASDAQ: PETX), a pet therapeutics company focused on the development and commercialization of innovative therapeutics for dogs and cats, announced its first quarter 2019 financial results and recent business highlights.

“I am very pleased that we recorded revenue growth from all three of our marketed therapeutics in the first quarter, which has resulted in our strongest quarter of product sales in the history of the company,” stated Craig Tooman, President and Chief Executive Officer of Aratana Therapeutics. “Moving forward, we plan to focus on driving revenues and successfully advancing our pipeline of best-in-class therapeutic candidates.”

Proposed Merger with Elanco Animal Health

On April 26, 2019, Aratana signed an agreement to be acquired by Elanco Animal Health in a stock-for-stock transaction. Subject to the terms of the agreement, upon the closing of the transaction, Aratana stockholders will receive 0.1481 share of Elanco common stock and one contingent value right (CVR) for each share of Aratana common stock. The CVR of $0.25 in cash per Aratana share shall be granted to Aratana stockholders as of the closing date and paid if capromorelin achieves certain sales levels on or before the end of 2021. Including the CVR, the proposed transaction represents aggregate value of up to approximately $245 million, based on the proposed exchange ratio and the closing prices of Aratana common stock and Elanco common stock on April 24, 2019. The proposed transaction was unanimously approved by the Aratana Board of Directors and remains subject to customary closing conditions, including approval by Aratana stockholders and clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

Financial Results

Aratana recorded $7.4 million in total revenues for the first quarter of 2019 compared to $4.0 million in total revenues in the first quarter of 2018. Total revenues in the first quarter of 2019 included $2.5 million in NOCITA net product sales, $1.5 million in ENTYCE net product sales and $3.4 million in licensing and collaboration revenue from Elanco for GALLIPRANT. The first quarter of 2019 net loss was $6.8 million or $0.14 diluted loss per share compared to a net loss of $8.5 million or $0.19 diluted loss per share for the corresponding quarter ended March 31, 2018.

The cost of product sales totaled $1.5 million in the first quarter of 2019 compared to $0.5 million in the corresponding period in 2018. The cost of product sales in the first quarter of 2018 were lower due to sales of inventories that were previously written down. Aratana anticipates margins will improve in 2019 compared to full year 2018, as inventories have normalized based on product performance.

During the three months ended March 31, 2019, royalty expense was $1.7 million, which was an increase of $0.9 million as compared to the corresponding 2018 period. The increase was primarily a result of an increase in net sales of GALLIPRANT by Elanco and increased net product sales of NOCITA and ENTYCE.

Research and development expenses totaled $1.8 million in the first quarter ended March 31, 2019 compared to $2.2 million for the quarter ended March 31, 2018. The first quarter of 2018 included a one-time $0.5 million option fee to AskAt Inc. Aratana anticipates research and development expenses to increase slightly in the remainder of 2019 as pipeline programs continue to progress.

Selling, general and administrative expenses totaled $9.2 million for the first quarter of 2019 compared to $7.7 million for the same period in 2018. The increase was primarily due to stock-based compensation and severance expenses related to the resignation of the former Chief Executive Officer of the Company in January 2019. The Company anticipates selling, general and administrative expense to increase for the remainder of 2019 as compared to the corresponding 2018 period due to expenses related to the proposed merger and related matters. Selling, general and administrative expense related to current operations is expected to be relatively consistent for the remainder of 2019 as compared to the corresponding 2018 period.

As of March 31, 2019, Aratana had approximately $37.4 million in cash, cash equivalents, restricted cash and short-term investments.

Business Highlights

•

NOCITA® (bupivacaine liposome injectable suspension): NOCITA net product sales continued to increase sequentially quarter-over-quarter as a result of the growing account base and increasing size of average monthly orders. Additionally, the Company has commenced the regulatory process for a smaller 10 mL vial size, which if approved, may allow Aratana to expand the account base from mainly specialty clinics to general practice clinics.

•

ENTYCE® (capromorelin oral solution):  In the first quarter of 2019, ENTYCE net product sales increased by more than 15 percent compared to the fourth quarter of 2018. ENTYCE was ordered by more than 9,000 accounts in the first quarter of 2019, which is an approximately 60 percent increase over the same period of 2018, and on average, accounts ordered approximately 2.3 times within the quarter.

•

Capromorelin for Cats: In February 2019, the Company received a technical section complete letter for safety from FDA’s Center for Veterinary Medicine (CVM) for capromorelin (AT-002) in cats. The Company’s pivotal field effectiveness study evaluating the therapeutic candidate for weight management in cats with chronic kidney disease is anticipated to complete target enrollment mid-2019.

•	GALLIPRANT® (grapiprant tablets): Elanco continues to report strong sales of GALLIPRANT in the United States and launched GALLIPRANT in Europe in the first quarter of 2019.
•

AT-019: In early-2019, Aratana started transferring the manufacturing process of the active pharmaceutical ingredient and early formulation work for AT-019, a potent and innovative EP4 receptor antagonist therapeutic candidate for pain, inflammation and other indications.

Webcast & Conference Call Details

Given the pending transaction with Elanco, management will not be hosting a conference call to discuss the Company’s financial results for the first quarter of 2019. For investor inquiries, contact Aratana directly.

About Aratana Therapeutics

Aratana Therapeutics is a pet therapeutics company focused on developing and commercializing innovative therapeutics for dogs and cats. Our mission is to successfully develop and deliver best-in-class therapeutics, provide comprehensive service to veterinarians and serve as a collaborator of choice for human and animal health companies. We believe our therapeutics are highly differentiated, resolve recognizable needs in compelling markets and have therapeutic profiles superior to the standard of care. For more information, please visit www.aratana.com.

Contacts
For investor inquires:
Rhonda Hellums

ir@aratana.com

(913) 353-1026

For media inquiries:
Rachel Reiff

media@aratana.com

(913) 353-1050

IMPORTANT SAFETY INFORMATION

ENTYCE® (capromorelin oral solution) is for use in dogs only. Do not use in breeding, pregnant or lactating dogs. Use with caution in dogs with hepatic dysfunction or renal insufficiency. Adverse reactions in dogs may include diarrhea, vomiting, polydipsia, and hypersalivation. Should not be used in dogs that have a hypersensitivity to capromorelin. Please see the full Prescribing Information (https://www.aratana.com/wp-content/uploads/2018/07/ENTYCE-capromorelin-oral-solution-prescribing-information.pdf) for more detail.

NOCITA® (bupivacaine liposome injectable suspension) is for use in dogs and cats only. Do not use in dogs or cats younger than 5 months of age, dogs that are pregnant, lactating or intended for breeding. Do not administer by intravenous or intra‐arterial injection. Adverse reactions in dogs may include discharge from incision, incisional inflammation and vomiting. Adverse reactions in cats may include elevated body temperature, infection or chewing/licking at the surgical site. Avoid concurrent use with bupivacaine HCl, lidocaine or other amide local anesthetics.  Please see the full Prescribing Information (https://www.aratana.com/wp-content/uploads/2016/08/NOCITA-Prescribing-Information.pdf) for more detail.

GALLIPRANT® (grapiprant tablets) is not for use in humans. For use in dogs only. Keep this and all medications out of reach of children and pets. Store out of reach of dogs and other pets in a secured location in order to prevent accidental ingestion or overdose. Do not use in dogs that have a hypersensitivity to grapiprant. If Galliprant is used long term, appropriate monitoring is recommended. Concomitant use of Galliprant with other anti-inflammatory drugs, such as COX-inhibiting NSAIDs or corticosteroids, should be avoided. Concurrent use with other anti-inflammatory drugs or protein-bound drugs has not been studied. The safe use of Galliprant has not been evaluated in dogs younger than 9 months of age and less than 8 lbs (3.6 kg), dogs used for breeding, pregnant or lactating dogs, or dogs with cardiac disease. The most common adverse reactions were vomiting, diarrhea, decreased appetite, and lethargy. Click here  (https://www.elancolabels.com/us/galliprant-with-tear-off)  for full prescribing information.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements with respect to anticipated financial performance; the proposed merger of Aratana with Elanco; the expected timetable for completing the merger; our anticipated use of cash in the remainder of 2019; our ability to bring innovative therapeutics to the market; steps necessary for and timing of regulatory submissions and approvals of therapeutic candidates; study, development and commercialization of therapeutics or therapeutic candidates; timing of anticipated study results; increased market recognition of and demand for our therapeutics; efforts to build the inappetence market; potential use and timing of availability of the 10 mL vial size of NOCITA; expectations regarding trends in selling, general and administrative expenses; and statements regarding the Company's efforts, plans and opportunities, including, without limitation, expanding account bases, advancing our therapeutic candidates and offering safe and effective therapeutics that elevate the standard of care in veterinary medicine.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our history of operating losses and our expectation that we will continue to incur losses for the foreseeable future; failure to obtain sufficient capital to fund our operations; risks relating to the impairment of intangible assets; risks pertaining to legal proceedings, including stockholder class action lawsuits; unstable market and economic conditions; restrictions on our financial flexibility due to the terms of future financing arrangements, including credit facilities; our substantial dependence upon the commercial success of our therapeutics; development of our biologic therapeutic candidates is dependent upon relatively novel technologies and uncertain regulatory pathways, and biologics may not be commercially viable; denial or delay of regulatory approval for our existing or future therapeutic candidates; failure of our therapeutic candidates that receive regulatory approval to achieve market acceptance or achieve commercial success; product liability lawsuits that could cause us to incur substantial liabilities and limit commercialization of current and future therapeutics; failure to realize anticipated benefits of our acquisitions and difficulties associated with integrating the acquired businesses; development of pet therapeutics is a lengthy and expensive process with an uncertain outcome; competition in the pet therapeutics market, including from generic alternatives to our therapeutic candidates, and failure to compete effectively; failure to identify, license or acquire, develop and commercialize additional therapeutic candidates; failure to attract and retain senior management and key scientific personnel; our reliance on third-party manufacturers, suppliers and collaboration partners, including with respect to adequate quality control and compliance with regulatory requirements, difficulties with complex and unique manufacturing processes, their ability to obtain raw materials and the conduct of our target animal studies; regulatory restrictions on the marketing of our approved therapeutics and therapeutic candidates; our small commercial sales organization, and any failure to create a sales force or collaborate with third-parties to commercialize our approved therapeutics and therapeutic candidates; difficulties in managing the growth of our company; significant costs of being a public company; risks related to the effectiveness of our internal controls; changes in distribution channels for pet therapeutics; consolidation of our veterinarian customers; limitations on our ability to use our net operating loss carryforwards; the impact of tax reform legislation; impacts of generic products; safety, quality or efficacy concerns with respect to our therapeutic candidates; effects of system failures or security breaches; delay or termination of the development of grapiprant therapeutic candidates and commercialization of grapiprant products that may arise from termination of or failure to perform under the collaboration agreement and/or the co-promotion agreement with Elanco; risks relating to customer exposure to rising costs and reduced customer income; risks relating to a highly competitive health industry; failure to obtain ownership of issued patents covering our therapeutic candidates or failure to prosecute or enforce licensed patents; failure to comply with our obligations under our license agreements; effects of patent or other intellectual property lawsuits; failure to protect our or our licensors’ intellectual property; changing patent laws and regulations; non-compliance with any legal or regulatory requirements; litigation resulting from the misuse of our confidential information; the uncertainty of the regulatory approval process and the costs associated with government regulation of our therapeutic candidates; failure to obtain regulatory approvals in foreign jurisdictions; effects of legislative or regulatory reform with respect to pet therapeutics; the volatility of the price of our common stock; the additional compliance requirements now that we are no longer an emerging growth company; dilution of our common stock as a result of future financings; the influence of certain significant stockholders over our business; and provisions in our charter documents and under Delaware law could delay or prevent a change in control. These and other important factors discussed under the caption "Risk Factors" in the proxy statement/prospectus to be mailed to Aratana’s stockholders and in Elanco’s and Aratana’s respective filings with the U.S. Securities and Exchange Commission, or the SEC, that are available on the SEC’s web site located at www.sec.gov, including in Elanco’s and Aratana’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2018, along with Aratana's and Elanco's other reports filed with the SEC, including our Quarterly Reports on Form 10-Q, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent estimates or statements as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction between Aratana Therapeutics, Inc., a Delaware corporation (“Aratana”) and Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 26, 2019, by and among Aratana, Elanco and Elanco Athens, Inc., Elanco will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Aratana that also constitutes a prospectus of Elanco (the “proxy statement/prospectus”). The definitive proxy statement/prospectus will be delivered to stockholders of Aratana. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Elanco and Aratana through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Elanco will be available free of charge on Elanco’s internet website at www.elanco.com or by contacting Elanco’s Investor Relations Department at (317) 383-9935. Copies of the documents filed with the SEC by Aratana will be available free of charge on Aratana’s internet website at www.aratana.com or by contacting Aratana’s Investor Relations Department at (913) 353-1026.

Participants in the Merger Solicitation

Elanco, Aratana, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Aratana stockholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Elanco is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on April 3, 2019. Information about the executive officers of Aratana is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018 which was filed with the SEC on March 13, 2019 and additional information about its executive officers and information about its directors is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 19, 2019.

ARATANA THERAPEUTICS, INC.

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues
Licensing and collaboration revenue	$3,387	$1,706
Product sales	3,973	2,337
Total revenues	7,360	4,043
Costs and expenses
Cost of product sales	1,519	536
Royalty expense	1,692	806
Research and development	1,775	2,205
Selling, general and administrative	9,193	7,699
Amortization of intangible assets	143	130
In-process research and development	—	500
Total costs and expenses	14,322	11,876
Loss from operations	(6,962)	(7,833)
Other income (expense)
Interest income	174	141
Interest expense	—	(853)
Other income (expense), net	1	(3)
Total other income (expense)	175	(715)
Net loss	$(6,787)	$(8,548)
Net loss per share, basic and diluted	$(0.14)	$(0.19)
Weighted average shares outstanding, basic and diluted	48,277,129	44,788,068

ARATANA THERAPEUTICS, INC.

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash, cash equivalents and short-term investments	$37,057	$42,671
Accounts receivable, net and prepaid expenses and other current assets	6,037	4,031
Inventories	10,828	11,425
Total current assets	53,922	58,127
Property and equipment, net	575	693
Operating lease right-of-use asset	744	—
Goodwill	40,846	40,846
Intangible assets, net	7,956	6,099
Restricted cash	351	351
Other long-term assets	318	320
Total assets	$104,712	$106,436
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$7,698	$5,557
Current portion – operating lease liability	398	—
Total current liabilities	8,096	5,557
Operating lease liability	398	—
Other long-term liabilities	—	57
Total liabilities	8,494	5,614
Stockholders’ equity:
Total stockholders’ equity	96,218	100,822
Total liabilities and stockholders’ equity	$104,712	$106,436